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                                                                                               EXHIBIT 11
                                TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                                    Computation of Earning per Share
                                (In thousands, except per share amounts)



The computations of earnings per share on both the primary and fully diluted basis for the years ended December 31, 1995, 1994,
1993, 1992 and 1991 were as follows:

                                                                  Y E A R S   E N D E D   D E C E M B E R  3 1,
                              -----------------------------------------------------------------------------------------------------
                                     1995             1994                 1993                  1992                  1991
                              ----------------  -----------------  --------------------  --------------------  --------------------
                              Primary  Diluted  Primary  Diluted    Primary    Diluted    Primary    Diluted    Primary    Diluted
                              -------  -------  -------  --------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) from
 continuing operations        $ 3,555  $ 3,555  $ 3,506  $  3,506  $ (5,994)  $ (5,994)  $(17,204)  $(17,204)  $(43,984)  $(43,984)

Preferred stock dividends           -        -   (2,167)   (2,167)   (2,167)    (2,167)    (2,168)    (2,168)    (2,172)    (2,172)

Earnings (loss) for
 computation from continuing
 operations                     3,555    3,555    1,339     1,339    (8,161)    (8,161)   (19,372)   (19,372)   (46,156)   (46,156)

Discontinued operations             -        -        -         -         -          -          -          -        825        825

Extraordinary gains (loss)     14,409   14,409        -         -      (504)      (504)     2,637      2,637          -          -
                              -------  -------  -------  --------  --------   --------   --------   --------   --------   --------
Net earnings (loss) for
  computation                 $17,964  $17,964  $ 1,339  $  1,339  $ (8,665)  $ (8,665)  $(16,735)  $(16,735)  $(45,331)  $(45,331)
                              =======  =======  =======  ========  ========   ========   ========   ========   ========   ========
Average number of common
  shares outstanding during
  the year                     10,051   10,051   10,029    10,029     9,676      9,676      9,189      9,189      8,795      8,795

Common stock equivalents:

  Convertible preferred stock   3,300    3,300        -         -         -          -          -          -          -          -

  Stock options                   327      347      245       261         -          -          -          -          -          -

  Shares issuable in
    connection with
    acquired company              323      323      138       138         -          -          -          -          -          -
                              -------  -------  -------  --------  --------   --------   --------   --------   --------   --------
  Shares for computation       14,001   14,021   10,412    10,428     9,676      9,676      9,189      9,189      8,795      8,795
                              =======  =======  =======  ========  ========   ========   ========   ========   ========   ========
Earnings (loss) per share from
  continuing operations       $   .25  $   .25  $   .13  $    .13  $   (.85)  $   (.85)  $  (2.11)  $  (2.11)  $  (5.24)  $  (5.24)

Discontinued operations             -        -        -         -         -          -          -          -        .09        .09

Extraordinary gains (loss)       1.03     1.03        -         -      (.05)      (.05)       .29        .29          -          -
                              -------  -------  -------  --------  --------   --------   --------   --------   --------   --------
Net earnings (loss) per share $  1.28  $  1.28  $   .13  $    .13  $   (.90)  $   (.90)  $  (1.82)  $  (1.82)  $  (5.15)  $  (5.15)
                              =======  =======  =======  ========  ========   ========   ========   ========   ========   ========
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